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                                   EXHIBIT 21




                         SUBSIDIARIES OF THE COMPANY
                            AS OF AUGUST 31,1997




                                                                       JURISDICTION OF                         PERCENTAGE
                   NAME OF SUBSIDIARY                                  INCORPORATION                           OWNED
                   ------------------                                  ---------------                         ----------
AHT, Inc.                                                              Pennsylvania                            100
CMC (Australia) Pty., Limited                                          Australia                               100
CMC Comercio de Metias, Ltda.                                          Brazil                                  100
CMC Concrete Accessories, Inc.                                         Texas                                   100
CMC Fareast Limited                                                    Hong Kong                               100
CMC International (S.E. Asia) Pte., Limited                            Singapore                               100
CMC Oil Company                                                        Texas                                   100
CMC Steel Holding Company                                              Delaware                                100
CMC Steel Fabricators, Inc.                                            Texas                                   100
CMC Steel IPH Company                                                  Delaware                                100
CMC Trading A.G.                                                       Switzerland                             100
CMC (UK) Limited                                                       England                                 100
Cometals China, Inc.                                                   Texas                                   100
Cometals Far East, Inc.                                                Texas                                   100
Commercial Metals - Austin Inc.                                        Texas                                   100
Commercial Metals Deutschland Gmbh                                     Germany                                 100
Commercial Metals (International) A.G.                                 Switzerland                             100
Commercial Metals Overseas Export (FSC) Corp.                          US Virgin Islands                       100
Commercial Metals Railroad Salvage Company                             Texas                                   100
Commercial Metals SF/JV Company                                        Tennessee                               100
Daltrading Limited                                                     Switzerland                             100
Howell Metal Company                                                   Virginia                                100
Mini-Mill Consultants, Inc.                                            Texas                                   100
Owen Electric Steel Company of South Carolina                          South Carolina                          100
Owen Industrial Products, Inc.                                         South Carolina                          100
Owen Joist Corporation                                                 South Carolina                          100
Owen Joist of Florida, Inc.                                            Florida                                 100
Owen of Georgia, Inc.                                                  Georgia                                 100
Owen Steel Company of Florida                                          Florida                                 100
Owen Steel Company of N.C., Inc.                                       North Carolina                          100
Owen Supply Company, Inc.                                              South Carolina                          100
Regency Advertising Agency, Inc.                                       Texas                                   100
SMI-Owen Steel Company, Inc.                                           South Carolina                          100
SMI Rebar Coating JV, Inc.                                             North Carolina                          100
SMI Steel Inc.                                                         Alabama                                 100
Structural Metals, Inc.                                                Texas                                   100
Zenith Finance and Construction Company                                Texas                                   100